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                                                                   Exhibit 23.02





                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
quepasa.com, inc.:

We consent to the incorporation by reference in the registration statements of quepasa.com, inc. on Form S-8 (File No. 333-93637) and Form S-8 (File No. 333-88271) of our report dated March 24, 2000, relating to the balance sheet of quepasa.com, inc. as of December 31, 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended, which report appears in the December 31, 1999, annual report on Form 10-K of quepasa.com, inc.


                                       /s/ KPMG LLP


Phoenix, Arizona
March 29, 2000